TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

EXHIBIT 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the references to our firm and to our reserve report relating to certain estimated quantities of the proved reserves of oil and gas, future net income and discounted future net income, effective December 31, 2016 of PetroQuest Energy, Inc. included in PetroQuest Energy, Inc.’s Registration Statement on Form S-4 and related prospectus, including any amendments thereto, as well as in the notes to the financial statements included therein (collectively, the “Form S-4”), to be filed with the Securities and Exchange Commission.

We further consent to the use of our name as it appears under the captions “Risk Factors,” “Oil and Gas Reserves” and “Experts” in PetroQuest Energy, Inc.’s Registration Statement on Form S-4 and related prospectus.

/s/ RYDER SCOTT COMPANY, L.P. RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Houston, Texas

April 17, 2017

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